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                                                                  EXECUTION COPY

                                  $185,000,000

                                AMERUS GROUP CO.

              OPTIONALLY CONVERTIBLE EQUITY-LINKED ACCRETING NOTES
                          (OCEANs(SM)) DUE MARCH 6, 2032


                          REGISTRATION RIGHTS AGREEMENT

                                                 March 6, 2002

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

               AmerUs Group Co., an Iowa corporation (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston Corporation (the "PURCHASER"), upon the terms set forth in a purchase agreement dated February 28, 2002 (the "PURCHASE AGREEMENT"), $185,000,000 aggregate original principal amount of its Optionally Convertible Equity-linked Accreting Notes (OCEANs(SM)) due March 6, 2032 (the "OCEANs"). The OCEANs will be issued pursuant to an indenture, dated as of March 6, 2002 (the "INDENTURE"), between the Company and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "TRUSTEE"). Under the terms of the Indenture, the OCEANs are convertible in certain circumstances specified therein, in whole or in part, into shares of the Company's common stock, no par value (such shares of common stock into which the OCEANs are convertible being the "UNDERLYING SHARES", and together with the OCEANs, the "SECURITIES"). As an inducement to the Purchaser to enter into the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holders of the OCEANs (including, without limitation, the Purchaser) and the Underlying Shares (collectively the "HOLDERS") from time to time until such time as the Securities have been sold pursuant to a Registration Statement (as defined below), as follows:

               1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after the First Closing Date (as defined in the Purchase Agreement), such 90th day being a "FILING DEADLINE"), file with the Securities and Exchange Commission (the "COMMISSION") and thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable (but in no event later than 210 days after the First Closing Date (such 210th day being an "EFFECTIVENESS DEADLINE")) a registration statement (the "REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the offer and sale of the Transfer Restricted Securities (as defined herein) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities


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Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder
(other than the Purchaser) shall be entitled to have the Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. "TRANSFER RESTRICTED SECURITIES" means each Security until the earlier of (i) the date on which such Security has been effectively registered under the Securities Act and disposed of pursuant to the Registration Statement and (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        (b) Except as provided herein, the Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein, as the same may be amended or supplemented from time to time (the "PROSPECTUS"), to be lawfully delivered by the Holders of the relevant Securities, for a period of two years from the date of the initial offering of such Securities or such shorter period that will terminate when all the Securities covered by the Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144(k) under the Securities Act, or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during the Shelf Registration Period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(vi) hereof and the Company thereafter complies with the requirements of Section 2(h).

        (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof the following provisions shall apply:

        (a) The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus (other than supplements, if any, to the Prospectus solely to add or update information regarding selling securityholders in the "Selling Securityholders" table therein (unless such information relates to the Purchaser or its affiliates)) and, in the event that the Purchaser (with respect to any portion of an unsold allotment from the original offering of the OCEANs) is participating in the Registration Statement, the Company shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such


                                      -2-


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comments as the Purchaser reasonably may propose; and (ii) subject to paragraph
(l) of this Section 2, (A) include the names of the Holders who propose to sell Securities pursuant to the Registration Statement, and who have returned to the Company a properly completed and signed Selling Securityholder Notice and Questionnaire (a "QUESTIONNAIRE") substantially in the form of Annex A to the Company's Offering Circular dated February 28, 2002 relating to the OCEANs, and any additional information, consents or agreements reasonably requested by the Company (each a "NOTICE HOLDER"), prior to the effectiveness of the Registration Statement, as selling securityholders and (B) if it shall have received any Questionnaire after the effectiveness of the Registration Statement, promptly but in any event within five business days of such receipt file any necessary post-effective amendments or supplements to the Registration Statement in order to name the Notice Holder delivering such Questionnaire as a selling securityholder and permit such Notice Holder to sell Securities pursuant to the Registration Statement.

        (b) The Company shall give written notice to the Purchaser and the Notice Holders (which notice pursuant to clauses (iii)-(vi) hereof shall be accompanied by a Deferral Notice (as defined below):

                       (i) when the Registration Statement or any amendment
               thereto has been filed with the Commission;

                       (ii) when the Registration Statement or any
               post-effective amendment thereto has become effective;

                       (iii) of any request by the Commission for amendments or
               supplements to the Registration Statement or the Prospectus or for additional information;

                       (iv) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                       (v) of the receipt by the Company or its legal counsel of
               any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                       (vi) if the Company determines in good faith that it is
               in its best interest to suspend use of the Registration Statement or Prospectus because of the occurrence or existence of any pending corporate development with respect to the Company or the happening of any event that, in the good faith judgment of the Company, requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.


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If the Company suspends the use of the Prospectus pursuant to any of clause
(iii)-(vi) above, it shall give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Registration Statement upon receipt of any Deferral Notice until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(h), or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clauses
(iii), (iv) and (v) above, as promptly as is reasonably practicable and (y) in the case of clause (vi) above, as soon as, in the good faith judgment of the Company, public disclosure of such development or event would not be prejudicial to or contrary to the interests of the Company or is not required. Notwithstanding anything to the contrary in the immediately preceding sentence, the periods during which the availability of the Registration Statement and the Prospectus is suspended (each a "DEFERRAL PERIOD") shall not exceed 45 days in the aggregate in any 90-day period and shall not exceed 90 days in the aggregate in any calendar year.

        (c) The Company shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

        (d) The Company shall furnish to each Notice Holder, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Notice Holder so requests, all exhibits thereto (including those, if any, incorporated by reference).

        (e) The Company shall, during the Shelf Registration Period, deliver to each Notice Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the selling Notice Holders in connection with the offering and sale of the Securities covered by the Prospectus.

        (f) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Notice Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.


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        (g) The Company shall, to the extent contemplated by the Indenture, cooperate with the Notice Holders to facilitate the timely preparation and delivery of a certificate or certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Notice Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

        (h) Upon the occurrence of any event contemplated by clauses (iii) through (v), or a determination by the Company that it is no longer necessary to suspend the use of the Prospectus pursuant to clause (vi), of Section 2(b) above during the Shelf Registration Period, the Company shall, if necessary, promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (i) Not later than the effective date of the Registration Statement, the Company will provide CUSIP numbers for the OCEANs and the Underlying Shares registered under the Registration Statement and provide the Trustee with a printed certificate or printed certificates for the OCEANs in a form eligible for deposit with The Depository Trust Company.

        (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

        (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

        (l) The Company may require each Holder of Securities to be sold pursuant to the Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as shall be required to complete the Questionnaires or as shall be required by the Commission in connection with the Registration Statement, the Prospectus or any amendment or supplement thereto, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request for so long as such failure continues.


                                      -5-


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        (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form reasonably acceptable to the Company) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration; provided, however, that the Company shall not be required to facilitate more than one underwritten offering.

        (n) The Company shall (i) make reasonably available for inspection by the Notice Holders, any underwriter participating in any disposition pursuant to the Registration Statement (an "UNDERWRITER") and any attorney, accountant or other agent retained by the Notice Holders or any Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Notice Holders or any Underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of such Underwriters and on behalf of all of the other parties hereto by one counsel designated by the Managing Underwriters; provided further, however, that the Company shall not be required to facilitate more than one underwritten offering.

        (o) The Company, if requested by any Notice Holder, shall use all commercially reasonable efforts to cause (i) its counsel(s) to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the Managing Underwriters (as defined herein), if any, thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; material legal or governmental proceedings involving the Company and its subsidiaries; governmental approvals required to be obtained in connection with the Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of such Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the Prospectus, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at that time as filed with the Commission under the Exchange Act); (ii) its authorized officer or officers to execute and deliver all customary documents and certificates and updates thereof as reasonably requested by the Managing Underwriters; and (iii) its independent public accountants and, if commercially reasonable, the independent public accountants with respect to any other entity for


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which financial information is provided in the Registration Statement to provide to the selling Holders of the applicable Securities and any Underwriter a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

        (p) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Underwriters provided in Section 4 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

        (q) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by the Registration Statement contemplated hereby.

        3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement (excluding, except as otherwise included below, any underwriting discounts, legal fees of any Underwriter counsel and roadshow expenses incurred by any Underwriter or Notice Holder) will be borne by the Company, regardless of whether the Registration Statement is ever filed or becomes effective, including without limitation:

               (i) all registration and filing fees and expenses;

               (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

               (iii) all expenses of printing (including printing certificates for the Securities to be issued, if any, and printing Prospectuses), messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel for the Company;

               (v) all application and filing fees in connection with listing (if any) the Underlying Shares on a national securities exchange; and


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               (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any audit and comfort letters).

        The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

        (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Purchaser and the Notice Holders who are selling or reselling Securities pursuant to the "Plan of Distribution" contained in the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP unless another firm shall be chosen by the Notice Holders of a majority in accreted principal amount of the Transfer Restricted Securities covered by such Registration Statement (determined pursuant to Section 8(k) hereof).

        4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (including any document incorporated by reference therein) or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or any Underwriter specifically for inclusion therein (which shall include, without limitation, the information provided to the Company by any such Indemnified Party in the Questionnaire), and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that an amended or supplemented Prospectus relating to such Securities was required to be


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delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the amended or supplemented Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify the Underwriters, their officers and directors and each person who controls such Underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders, if requested by such Holders.

        (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or any Underwriter specifically for inclusion therein (which shall include, without limitation, the information provided to the Company by any such Indemnified Party in the Questionnaire); and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its officers, directors or controlling persons.

        (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 4 except to the extent it has been materially prejudiced by such failure; provided, further, however, that the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the

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extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the proceeds received by such Holders from the sale of the Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

        (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the OCEANs and the Underlying Shares, as the case may be, shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "REGISTRATION DEFAULT"):

        (i) If the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

        (ii) If the Registration Statement has not been declared effective by the Commission by the Effectiveness Deadline;

        (iii) If the Registration Statement has been declared effective by the Commission, but such Registration Statement or the Prospectus thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period and (A) if applicable, the Company does not terminate the Deferral Period described in Section 2(b) above by the 45th day or the 90th day, as the case may be or (B) in all other cases, the Company does not have the Registration Statement and related Prospectus effective and usable within five business days after it ceased to be effective or usable by a post-effective amendment or a report filed pursuant to the Exchange Act .

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary, or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

        Additional Interest shall accrue on the OCEANs or Underlying Shares that are Transfer Restricted Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, (A) at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default and (B) at a rate of 0.50% per annum thereafter (the "ADDITIONAL INTEREST RATE"). Notwithstanding the foregoing, no Additional Interest shall accrue or be payable as to any OCEANs or Underlying Shares from and after the earlier of (x) the date such Securities are no longer Transfer Restricted Securities and (y) the expiration of the Shelf Registration Period.

        (b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to the Company or to add NoticeHolders as selling securityholders where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the Prospectus or (y) other material events with respect to the Company that would need to be described in the Registration Statement or the Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Registration Statement and Prospectus to describe such events; provided, however, that in any case, if such Registration Default occurs for a continuous period in excess of 30 days Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs (without regard to operation of this Section 5(b)) until such Registration Default is cured.

        (c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable with respect to the OCEANs or the Underlying Shares in cash on the regular interest payment dates with respect to the OCEANs (or, if no OCEANs exist, the date upon which interest would have been payable). The amount of Additional Interest per annum will be determined by multiplying the applicable Additional Interest Rate by the accreted principal amount of the OCEANs as at the Interest Payment Date immediately preceding the date of such Registration Default or, for each Underlying Share, an amount equal to the conversion price then in effect, as applicable, and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

        (d) Notwithstanding but without prejudice to the foregoing, except as provided for in this Registration Rights Agreement, no monetary damages shall be assessed against the Company by reason of any Registration Default, it being understood that the Additional Interest as provided in Section 5 is intended to serve as full and complete monetary compensation to the Holders in such circumstances.

        6. Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available such other information so long as necessary to permit sales of its Securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will take such further action as any Holder of Securities may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4) under the Securities Act). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Purchaser upon written request. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, one or more investment banker or investment bankers and manager or managers reasonably acceptable to the Company (the "MANAGING UNDERWRITERS") will be selected by the Holders of a majority in accreted principal amount of such Transfer Restricted Securities at the time outstanding to be included in such offering (determined pursuant to Section 8(k) hereof) to administer such offering.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8. Miscellaneous.

        (a) Remedies. The Company acknowledges and agrees that any failure by it to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b) No Inconsistent Agreements. The Company will not on or after the date hereof enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in accreted principal amount of the Securities at the time outstanding affected by such amendment, modification, supplement, waiver or consents (determined pursuant to Section 8(k) hereof).

        (d) Notices. All notices, requests and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

               (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

               (2) if to the Purchaser:

                      Credit Suisse First Boston Corporation
                      Eleven Madison Avenue
                      New York, NY 10010-3629
                      Fax No.:  (212) 325-8278
                      Attention:  Transactions Advisory Group

                      With a copy to:

                      Milbank, Tweed, Hadley & McCloy LLP
                      One Chase Manhattan Plaza
                      New York, NY  10005-1413
                      Fax No.:  (212) 822-5546
                      Attention:  Arnold B. Peinado, III

               (3)    if to the Company, to the following address:

                      c/o AmerUs Group Co.
                      699 Walnut Street
                      Des Moines, Iowa 50309-3948
                      Fax No.:  (515) 362-3648
                      Attention: General Counsel

                      With a copy to:

                      Shearman & Sterling
                      599 Lexington Avenue
                      New York, New York 10022
                      Fax No.:  (212) 848-7179
                      Attention:  Andrew R. Schleider

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

        (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Purchaser and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

        (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) Determination of Required Percentages. Whenever the consent or approval of Holders of a specified percentage of accreted principal amount of Securities or Transfer Restricted Securities at the time outstanding is required hereunder, (i) Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage and (ii) Holders of Underlying Shares that remain Transfer Restricted Securities shall be deemed Holders of the accreted principal amount of the OCEANs converted into such Underlying Shares.

        (l) Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) submits to the nonexclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement, and (ii) agrees that service of process upon the Company shall be deemed in every respect effective service of process upon it in any such suit or proceeding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                            AMERUS GROUP CO.


                                            By: /s/ Victor N. Daley
                                               --------------------------------
                                               Name: Victor N. Daley
                                               Title: Executive Vice President







The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ John A. Sipp
   --------------------------------
       Name: John A. Sipp
       Title: Managing Director